Exhibit 4.2


                          REGISTRATION RIGHTS AGREEMENT

      Registration Rights Agreement (the 'Agreement'), dated as of April 13, 1998, by and among UCBH Holdings, Inc. (the 'Company'), a Delaware corporation, and each of the undersigned Investors (hereinafter referred to individually as an 'Investor' and collectively as the 'Investors').

                                   WITNESSETH:

     WHEREAS, the Company and each of the Investors have entered into a Purchase Agreement providing for the purchase by the Investors of, among other things, shares of the Company's Common Stock, subject to the terms and conditions set forth therein; and

     WHEREAS, the Company desires to provide the Investors with certain registration rights with respect to the shares of Common Stock issuable pursuant to the Purchase Agreement;

     NOW, THEREFORE, in consideration of the premises and mutual agreements set forth herein and for other good and valuable consideration, the receipt and the sufficiency of which are hereby acknowledged, the Company and the Investors, intending to be legally bound, agree as follows:

     SECTION 1. DEFINITIONS.

     As used in this Agreement, the following terms shall have the following meanings:

          (a) 'Affiliate' shall mean, with respect to any Person, any Person that, directly or indirectly, controls, is controlled by or is under common control with such Person. For the purposes of this definition, 'control' when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms 'controlling' and 'controlled' have meanings corresponding to the foregoing.

          (b) 'Agency Agreement' means the Agency Agreement between the Company, United Commercial Bank, UCBH Trust Co. and the Placement Agent with respect to, among other things, the Common Stock issued pursuant to the Purchase Agreement.

          (c) 'Business Day' shall mean any day except a Saturday, Sunday or other day on which commercial banks in the State of California are authorized or obligated by law to close.

          (d) 'Commission' shall mean the Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act.

          (e) 'Common Stock' means the Common Stock, par value $10.00 per share, of the Company, which par value shall be reduced to $0.01 per share by an amendment to the Company's Certificate of Incorporation immediately prior to the Closing.

          (f) 'Exchange Act' shall mean the Securities Exchange Act of 1934, as amended.

          (g) 'Holder' shall mean any holder of outstanding Registrable Securities, including any Person to whom Registrable Securities have been transferred in compliance with this Agreement.

          (h) 'Initiating Holders' shall mean one or more Holders of not less than 25% of the Registrable Securities then outstanding.

          (i) 'Issue Date' shall mean April 17, 1998, the date of original issuance pursuant to the Purchase Agreement of the shares of Common Stock.

          (j) 'Person' shall mean an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

          (k) 'Placement Agent' means the Placement Agent defined in the Agency Agreement.


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          (l) 'Prospectus' shall mean the prospectus included in a Shelf
     Registration Statement, including any preliminary prospectus, and any such prospectus as amended or supplemented by any prospectus supplement, including a prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by a Shelf Registration Statement, and by all other amendments and supplements to a prospectus, including post-effective amendments, and in each case including all material incorporated by reference therein.

          (m) 'Purchase Agreement' shall mean the Purchase Agreement among the Company and the Investors, as amended, supplemented or otherwise modified from time to time.

          (n) 'Registrable Securities' shall mean (i) the shares of Common Stock issued pursuant to the Purchase Agreement and (ii) any shares of the capital stock (or rights to receive capital stock of the Company) issued in respect of the Common Stock issued pursuant to the Purchase Agreement by reason of or in connection with any stock dividend, stock distribution, stock split, purchase in any rights offering or in connection with any combination of shares, recapitalization, merger or consolidation, or any other equity securities issued pursuant to any other pro rata distribution with respect to the Common Stock issued pursuant to the Purchase Agreement. Notwithstanding the foregoing, Registrable Securities shall not include otherwise Registrable Securities (i) sold to or through a broker or dealer or underwriter or (ii) sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(1) thereof, if in any such case all transfer restrictions, and restrictive legends with respect thereto, if any, are removed upon the consummation of such sale.

          (o) 'Registration Statement' shall mean any registration statement (including a 'shelf' registration statement) filed with the Commission pursuant to Sections 3 or 4 of this Agreement.

          (p) 'Securities Act' shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.

          (q) 'Shelf Registration' shall have the meaning set forth in Section 4 of this Agreement.

          (r) 'Shelf Registration Statement' shall mean a 'shelf' registration statement of the Company pursuant to the provisions of Section 4 of this Agreement which covers all of the Registrable Securities required to be registered on an appropriate form for purposes of an offering on a continuous basis pursuant to Rule 415 under the Securities Act, or any similar rule that may be adopted by the Commission.

          (s) 'Underwritten Offering' shall mean a bona fide underwritten public offering pursuant to a Registration Statement.

     SECTION 2. RESTRICTIONS ON TRANSFERABILITY.

     The Registrable Securities shall not be sold, transferred or otherwise disposed of, except in accordance with and subject to (i) the provisions of the Securities Act and the rules and regulations promulgated thereunder and (ii) the applicable requirements of Section 3.2(b) of the Purchase Agreement.

     SECTION 3. PIGGYBACK REGISTRATION RIGHTS.

     (a) If at any time or from time to time following the Issue Date, the Company shall determine to register any Company securities, for its own account or the account of any of its stockholders, other than a registration on Form S-4 or Form S-8 or any successor or similar forms thereto, the Company will: (i) give to each Holder written notice thereof as soon as practicable prior to filing the Registration Statement; and (ii) include in such registration and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests from the Holders, made by one or more Holders within ten (10) days of mailing of such written notice by the Company. The registration rights provided hereunder shall be subject to paragraph (b) hereof. In addition, notwithstanding the foregoing, if, at any time after giving such notice the Company shall determine for any reason or for no reason not to register or to delay registration of the securities of the Company which were to be included in the Registration Statement, the Company may, at its election, give written notice of such determination to each Holder desiring to include Registrable Securities in such Registration Statement. In the case of a determination not to register the securities of the Company, the Company shall be relieved of its


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obligation to register any of such Holders' Registrable Securities in connection with such registration (but not from its obligations to pay reasonable expenses incurred in connection therewith, subject to the limitations set forth in
Section 6). In the case of a delay in registering the securities of the Company, the Company shall be permitted to delay registering any Holders' Registrable Securities which otherwise qualify for registration pursuant to this Section
3(a) for the same period as the delay in registering such other securities of the Company. The Company will pay the reasonable expenses in connection with each registration pursuant to this Section 3, to the extent provided in Section 7.

     (b) In the case where the Company is registering securities for the purpose of an Underwritten Offering, if the managing underwriter of the offering advises the Company and each Holder desiring to include Registrable Securities in such Registration Statement in writing that, in its opinion, the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without materially and adversely affecting the success of such offering, the Company will include in such registration only such amount of securities which the Company is so advised can be sold in such offering, which shall be determined as follows:

          First, the securities proposed by the Company to be sold for its own account; and

          Second, allocated among the Holders desiring to include Registrable Securities in such Registration Statement pro rata based on the percentage of Registrable Securities to be included in such Registration Statement by such Holders.

     SECTION 5. SHELF REGISTRATION RIGHTS.

     (a) The Company shall, at the Company's cost, subject to Section 6 hereof,

          (i) within 120 days after the Issue Date, file with the Commission, and thereafter use its best efforts to cause to be declared effective as promptly as practicable, a Shelf Registration Statement relating to the offer and sale of the Registrable Securities by the Holders from time to time;

          (ii) use its best efforts to keep the Shelf Registration Statement continuously effective in order to permit the Prospectus forming a part thereof to be usable by Holders identified as selling security holders in such Shelf Registration Statement for a period of two years from the date the Shelf Registration Statement is declared effective by the Commission or until such earlier date as all Registrable Securities shall have been disposed of or on which all Registrable Securities shall be saleable without registration pursuant to Rule 144(k) (or any similar provision then in effect), or as a result of any changes in the existing registration requirements under the Securities Act which eliminate the Holders' need for the Shelf Registration Statement, or upon receipt of an opinion of counsel satisfactory to the Company which provides that all Registrable Securities may be resold without registration in a transaction that would result in the Registrable Securities being freely tradeable provided that the purchaser is not an affiliate of the Company (the 'Effectiveness Period'); and

          (iii) notwithstanding any other provisions hereof, use its best efforts to ensure that (i) any Shelf Registration Statement and any amendment thereto and any Prospectus forming a part thereof and any supplement thereto complies in all material respects with the Securities Act and the rules and regulations thereunder, (ii) any Shelf Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) any Prospectus forming a part of any Shelf Registration Statement, and any supplement to such Prospectus (as amended or supplemented from time to time), does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that the Company shall be entitled to rely on the information provided to them by the Holders with respect to such Holders.

     (b) Any Holder desiring to sell Registrable Securities pursuant to the Shelf Registration Statement shall provide not less than ten (10) days' prior written notice to the Company. Any such notice shall specify the number of shares of Common Stock proposed to be sold and the intended method of disposition thereof. The Company shall use its best efforts to promptly file any required amendment(s) to the Shelf Registration Statement in order to facilitate any sales of shares of Common Stock as described above.


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     (c) If Initiating Holders so elect, the offering of such Registrable
Securities pursuant to such Shelf Registration shall be in the form of an Underwritten Offering. If any Shelf Registration is in the form of an Underwritten Offering, the Initiating Holders will select and retain the investment banker or investment bankers and manager or managers that will administer the offering; provided that such investment bankers and managers must be reasonably satisfactory to the Company.

     SECTION 6. UNDERWRITTEN OFFERINGS.

     (a) In connection with any public underwriting of Company securities that are covered by a Registration Statement, the Company agrees, subject to the requirements of Sections 3 and 4 hereof, to arrange for its underwriters to include in the securities to be so distributed by it the Registrable Securities of any Holder who makes such request of the Company. Each such Holder agrees that any of such Registrable Securities so included shall be distributed and sold through such underwriters. The Holders of Registrable Securities to be distributed by such underwriters shall be parties to the underwriting agreement between the Company and such underwriters and any such underwriting agreement shall require that the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters also shall be made to and for the benefit of such Holders and that the conditions precedent to the obligations of such underwriters under such underwriting agreement shall be conditions precedent to the obligations of such Holders.

      (b) No Holder may participate in any Underwritten Offering under Sections 3 and 4 unless such Holder (i) agrees to sell its Registrable Securities on the basis provided in any underwriting arrangement approved by the Company and (ii) completes and executes all questionnaires, powers of attorney, indemnities, securities escrow agreements, underwriting agreements and other documents required under the terms of such underwriting, and furnishes to the Company such information as the Company may reasonably request in writing for inclusion in the Registration Statement (and the prospectus included therein); provided, however, that no Holder shall be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such Holder and such Holder's intended method of distribution and any other representation required by law.

     (c)(i) The managing underwriter of an Underwritten Offering of the Company may advise the Company to cause Holders of Registrable Securities to delay the public sale or distribution of such securities. Each Holder agrees, whether or not such Holder participates in an Underwritten Offering, if so required by the managing underwriter, not to effect any public sale or distribution of such Holder's Registrable Securities or sales of such shares pursuant to Rule 144, during the fifteen days prior to and the ninety (90) days after any firm commitment Underwritten Offering pursuant to Section 3 or 4 has become effective. If the managing underwriter advises the Company in writing that, in its opinion, no such public sale or distribution should be effected for a specified period longer than ninety (90) days after such Underwritten Offering has become effective in order to complete the sale and distribution of securities included in such registration and the Company gives notice to such Holder of such advice, such Holders shall not effect any public sale or distribution or sales pursuant to Rule 144 for a reasonably longer period after such Underwritten Offering has become effective, but in no event longer than one hundred twenty (120) days, except as part of such Underwritten Offering.

     (ii) The Company agrees, if so required by the managing underwriter, (x) not to effect any public sale or distribution of its equity securities or securities convertible into or exchangeable or exercisable for any of such securities during the fifteen days prior to and the ninety (90) days after any firm commitment Underwritten Offering pursuant to Section 3 or 4 has become effective, except as part of such Underwritten Offering and except pursuant to registrations on Form S-4 and Form S-8 or any successor or similar forms thereto, and (y) to use its best efforts to cause each holder of its equity securities or any securities convertible into or exchangeable or exercisable for any of such securities, in each case purchased from the Company at any time after the date hereof (other than in a public offering), to agree not to effect any such public sale or distribution of such securities during such period or, in either case, if the managing underwriter advises the Company in writing that in its opinion no such public sale or distribution should be effected for a specified period longer than ninety (90) days after such Underwritten Offering has become effective in order to complete the sale and distribution of securities included in such registration, during a reasonably longer period after such Underwritten Offering but in no event longer than one hundred twenty
(120) days, except as part of such Underwritten Offering.


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     SECTION 7. REGISTRATION EXPENSES.

     The Company will pay all reasonable registration expenses in connection with any registration pursuant to Section 3 or 4 of this Agreement, including without limitation all registration and filing fees, fees with respect to filings required to be made with the National Association of Securities Dealers, fees and expenses of compliance with securities or blue sky laws, printing expenses, and fees and expenses of counsel for the Company and of the independent public accountants of the Company (including the expenses of any 'comfort' letters or update thereof required by or incident to the foregoing) in connection with such registration, except that the following expenses relating to the Registrable Securities shall not be borne by the Company: underwriting discounts and commissions, underwriting expenses and transfer taxes, if any (other than discounts, commissions, expenses and transfer taxes relating to securities offered and sold by the Company), cost of liability insurance (except to the extent carried by the Company on its own behalf), and fees and expenses of any separate counsel or accountant or other agent retained by any Holder with respect to the sale of Registrable Securities.

     SECTION 8. REGISTRATION PROCEDURES.

     Whenever the Company seeks to effect the registration of any shares of Registrable Securities under the Securities Act as provided in Sections 3 and 4, the Company agrees it will as expeditiously as possible, subject to the terms and conditions of such sections (including without limitation the Company's right to terminate or delay a registration pursuant to Sections 3 and 4):

          (a) prepare and file with the Commission the requisite Registration Statement to effect such registration, use its best efforts to cause such Registration Statement to become effective and promptly notify each Holder of securities covered by such Registration Statement and any managing underwriter of the effectiveness thereof;

          (b) prepare and file with the Commission such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective, notify each Holder of securities covered by such Registration Statement and any managing underwriter as promptly as practicable of any request by the Commission for amendments or supplements to such Registration Statement or related Prospectus or for additional information and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement until the earlier of such time as all of such securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such Registration Statement, but for no longer than 90 days subsequent to the effective date of such registration; provided that if less than all the securities covered by the Registration Statement are withdrawn from registration after the expiration of such period, the securities so withdrawn shall be allocated pro rata among the Holders thereof on the basis of the percentage of Registrable Securities held by them which were included in such registration;

          (c) furnish to each seller of shares covered by such Registration Statement such number of conformed copies of such Registration Statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the Prospectus contained in such Registration Statement (including each preliminary prospectus and any summary prospectus) and any other Prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents as such seller or such Holder may reasonably request;

          (d) use its best efforts to register or qualify all shares covered by such Registration Statement under such other securities or blue sky laws of such jurisdictions as each seller thereof shall reasonably request, to keep such registration or qualification in effect for so long as such Registration Statement remains in effect, and take any other action which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the securities owned by such seller, except that the Company shall not for any such purpose be required to (i) qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this
     Section 8(d) be obligated to be so qualified, (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction;


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          (e) use its best efforts to cause all shares covered by such
     Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof to consummate the disposition of such shares;

          (f) enter into customary agreements (including, in the case of an Underwritten Offering, an underwriting agreement in customary form) and take all other action in connection therewith in order to expedite or facilitate the distribution of the Registrable Securities included in such Registration Statement, and, in the case of an Underwritten Offering, make representations and warranties to the Holders of Registrable Securities covered by such Registration Statement and to the underwriters in such form and scope as are customarily made by issuers to underwriters in primary underwritten offerings and confirm the same to the extent customary if and when requested;

          (g) make available for inspection during normal business hours by a representative of the Holders of Registrable Securities covered by such Registration Statement and any managing underwriter, and any attorney or accountant retained by such Holders or managing underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the officers, directors and employees of the Company to supply all information reasonably requested by such representative, managing underwriter, attorney or accountant in connection with such Registration Statement;

          (h) in the case of an Underwritten Offering by the Company, use its best efforts to furnish to each Holder of Registrable Securities covered by such Registration Statement and the underwriters a signed counterpart, addressed to such Holder and the underwriters, in each case in identical form, of

             (i) an opinion of counsel for the Company, dated the effective date of such Registration Statement and dated the date of each closing under the underwriting agreement, reasonably satisfactory in form and substance to such Holder, and

             (ii) a 'comfort' letter, dated the effective date of such Registration Statement and the date of each closing under the underwriting agreement, signed by the independent public accountants who have certified the Company's financial statements included in such Registration Statement, covering substantially the same matters with respect to such Registration Statement (and the Prospectus included therein) and with respect to events subsequent to the date of such financial statements, as are customarily covered in accountants' letters delivered to underwriters in underwritten public offerings of securities and such other financial matters as such Holder and the underwriters may reasonably request;

          (i) immediately notify each Holder of Registrable Securities covered by such Registration Statement and any managing underwriter, at any time when a Prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the Prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and at the request of any such Holder or any such managing underwriter, promptly prepare and furnish to such Holder or managing underwriter a reasonable number of copies of a supplement to or an amendment of such Prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made;

          (j) notify each Holder of Registrable Securities covered by such Registration Statement and any managing underwriter as promptly as practicable after becoming aware of the issuance by the Commission of any stop order suspending the effectiveness of such Registration Statement or the initiation of any proceedings for that purpose or the receipt by the Company of any notification with respect to the suspension of qualification of any Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose and make all reasonable efforts to obtain as promptly as practicable the withdrawal of any order or other action suspending the qualification of the Registrable Securities for sale in any jurisdiction;


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          (k) (i) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, (ii) make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, but not more than eighteen months, beginning with the first full calendar month after the effective date of such Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act, and (iii) not file any Registration Statement or Prospectus or amendment or supplement to such Registration Statement or Prospectus to which any such Holder of Registrable Securities covered by any Registration Statement shall have reasonably objected on the grounds that such amendment or supplement does not comply in all material respects with the requirements of the Securities Act, such Holder having been furnished with a copy thereof at least two Business Days prior to the filing thereof;

          (l) provide a transfer agent and registrar for all shares of Common Stock covered by such Registration Statement not later than the effective date of such Registration Statement; and

          (m) file all reports required to be filed by it under the Exchange Act and the rules and regulations adopted by the Commission thereunder in a timely manner and, to the extent the Company's obligation to file such reports pursuant to Section 15(d) of the Exchange Act expires prior to the expiration of the Effectiveness Period, the Company shall register the Registrable Securities under the Exchange Act and shall maintain such registration through the Effectiveness Period.

          (n) use its best efforts to list all shares of Common Stock covered by such Registration Statement on a securities exchange or national market system.

     The Company may require each holder of Registrable Securities as to which any registration is being effected to furnish the Company with such information and undertakings regarding such Holder and the distribution of such securities as the Company may from time to time reasonably request in writing.

     Each Holder of Registrable Securities covered by any Registration Statement agrees (i) that upon receipt of any notice from the Company of the happening of any event of the kind described in paragraph (i) of this Section 8, such Holder will forthwith discontinue such Holder's disposition of Registrable Securities pursuant to the Registration Statement relating to such Registrable Securities until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by paragraph (i) of this Section 8 and, if so directed by the Company, will deliver to the Company (at the Company's expense) all copies, other than permanent file copies (which shall be conspicuously marked as such), then in such Holder's possession of the Prospectus relating to such Registrable Securities current at the time of receipt of such notice and (ii) that it will immediately notify the Company, at any time when a Prospectus relating to the registration of such shares is required to be delivered under the Securities Act, of the happening of any event as a result of which information previously furnished by such Holder to the Company in writing for inclusion in such prospectus contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made.

     If, at any time in the good faith reasonable judgment of the Company's Board of Directors, the disposition of Registrable Securities would require the premature disclosure of material non-public information which may reasonably be expected to have an adverse effect on the Company, then the Company shall not be required to maintain the effectiveness of or amend or supplement the Registration Statement for a period (a 'Disclosure Delay Period') expiring upon the earlier to occur of (i) the date on which such material information is disclosed to the public or ceases to be material or (ii) up to thirty (30) calendar days after the date on which the Company provides a notice to the Investors stating that the failure to disclose such non-public information causes the Prospectus included in the Registration Statement, as then in effect, to include an untrue statement of a material fact or to omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. For the avoidance of doubt, in no event shall a Disclosure Delay Period exceed thirty (30) calendar days.

     The Company will give prompt written notice to the Holders of each Disclosure Delay Period. Advance notice of the Disclosure Delay Period shall be given to the extent practicable. If practicable, such notice shall estimate the duration of such Disclosure Delay Period. Each Holder, by accepting Registrable Securities, agrees that, upon receipt of such notice prior to the Holder's disposition of all such Registrable Securities, such Holder


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will forthwith discontinue disposition of such Registrable Securities pursuant to the Registration Statement, and will not deliver any Prospectus forming a part thereof in connection with any sale of such Registrable Securities until the expiration of such Disclosure Delay Period. Notwithstanding anything herein to the contrary, there shall not be more than an aggregate of sixty (60) calendar days in any twelve (12) month period during which the Company is in a Disclosure Delay Period nor more than an aggregate of thirty (30) calendar days in any ninety (90) calendar day period during which the Company is in a Disclosure Delay Period.

     SECTION 8. INDEMNIFICATION.

     (a) In connection with the filing of any Shelf Registration Statement, the Company shall, indemnify and hold harmless the Placement Agent, each Holder, each underwriter who participates in an offering of the Registrable Securities, each Person, if any, who controls any of such parties within the meaning of
Section 15 of the Securities Act or Section 20 of the Exchange Act and each of their respective partners, directors, officers, employees and agents, as follows:

          (i) from and against any and all loss, liability, claim, damage and expense whatsoever, joint or several, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in any Shelf Registration Statement (or any amendment thereto), covering Registrable Securities including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (ii) from and against any and all loss, liability, claim, damage and expense whatsoever, joint or several, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any court or governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the prior written consent of the Company; and

          (iii) from and against any and all expenses whatsoever, as incurred (including reasonable fees and disbursements of counsel chosen by such Holder, or any underwriter (except to the extent otherwise expressly provided in Section 8(c) hereof)), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any court or governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subparagraph (i) or (ii) of this
     Section 8(a);

provided, however, that (i) this indemnity does not apply to any loss, liability, claim, damage or expense to the extent arising out of an untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information furnished in writing to the Company by such Holder or any underwriter with respect to such Holder or any underwriter, as the case may be, expressly for use in a Shelf Registration Statement (or any amendment thereto) or any Prospectus (or any amendment or supplement thereto) and (ii) the Company shall not be liable to any such Holder, any underwriter or controlling person, with respect to any untrue statement or alleged untrue statement or omission or alleged omission in any preliminary Prospectus to the extent that any such loss, liability, claim, damage or expense of any Holder, any underwriter or controlling person results from the fact that such Holder any underwriter sold Registrable Securities to a person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the final Prospectus as then amended or supplemented if the Company had previously furnished copies thereof to such Holder or underwriter and the loss, liability, claim, damage or expense of such Holder or underwriter or controlling person results from an untrue statement or omission of a material fact contained in the preliminary Prospectus which was corrected in the final Prospectus. Any amounts advanced by the Company to an indemnified party pursuant to this Section 8 as a result of such losses shall be returned to the Company if it shall be finally determined by such a court in a judgment not subject to appeal or final review that such indemnified party was not entitled to indemnification by the Company.

     (b) Each Holder agrees, severally and not jointly, to indemnify and hold harmless the Company any underwriter and the other selling Holders and each of their respective directors, officers (including each officer of the Company who signed the Shelf Registration Statement), employees and agents and each Person, if any, who controls the Company, any underwriter or any other selling Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all loss, liability, claim, damage and expense whatsoever described in the indemnity contained in Section 8(a) hereof, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in a Shelf Registration Statement (or any amendment thereto) or any Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such selling Holder with respect to such Holder expressly for use in such Shelf Registration Statement (or any amendment thereto), or any such Prospectus (or any amendment or supplement thereto); provided, however, that no such Holder shall be liable for any claims hereunder in excess of the amount of net proceeds received by such Holder from the sale of Registrable Securities pursuant to such Shelf Registration Statement.

     (c) Each indemnified party shall give prompt notice to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, enclosing a copy of all papers properly served on such indemnified party, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability which it may have under this
Section 8, except to the extent that it is materially prejudiced by such failure. An indemnifying party may participate at its own expense in the defense of such action, or, if it so elects within a reasonable time after receipt of such notice, assume the defense of any suit brought to enforce any such claim; but if it so elects to assume the defense, such defense shall be conducted by counsel chosen by it and approved by the indemnified party or parties which approval shall not be unreasonably withheld. In the event that an indemnifying party elects to assume the defense of any such suit and retain such counsel, the indemnified party or parties shall bear the fees and expenses of any additional counsel thereafter retained by such indemnified party or parties; provided, however, that the indemnified party or parties shall have the right to employ counsel (in addition to local counsel) to represent the indemnified party or parties who may be subject to liability arising out of any action in respect of which indemnity may be sought against the indemnifying party if, in the reasonable judgment of counsel for the indemnified party or parties, there may be legal defenses available to such indemnified party or parties which are different from or in addition to those available to the indemnifying party, in which event the fees and expenses of appropriate separate counsel shall be borne by the indemnifying party. In no event shall the indemnifying parties be liable for the fees and expenses of more than one counsel (in addition to local counsel), separate from its own counsel, for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 8 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional written release in form and substance satisfactory to the indemnified parties of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

     (d) In order to provide for just and equitable contribution in circumstances under which any of the indemnity provisions set forth in this
Section 8 is for any reason held to be unavailable to the indemnified parties although applicable in accordance with its terms, the Company, and the Holders shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnity agreement incurred by the Company, and the Holders, as incurred; provided that no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person that was not guilty of such fraudulent misrepresentation. As between the Company and the Holders, such parties shall contribute to such aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnity agreement in such proportion as shall be appropriate to reflect the relative fault of the Company on the one hand, and the Holders, on the other hand, with respect to the statements or omissions which resulted in such loss, liability, claim, damage or expense, or action in respect thereof, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand, and of the Holders, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Trust, on the one hand, or by or on behalf of the Holders, on the other, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Holders of the Registrable Securities agree that it would not be just and equitable if contribution pursuant to this Section 8 were to be determined by pro rata allocation or by any other method of allocation that does not take into account the relevant equitable considerations. For purposes of this Section 8, each Affiliate of a Holder, and each director, officer, employee, agent and Person, if any, who controls a Holder or such Affiliate within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Holder, and each director of each of the Company, each officer of each of the Company who signed the Shelf Registration Statement, and each Person, if any, who controls each of the Company within the meaning of
Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as each of the Company or the Trust.

     SECTION 9. TERMINATION OF RIGHTS.

     All rights of any particular Holder under this Agreement shall terminate at 5:00 p.m., Eastern Time, on the date two (2) years after the Shelf Registration Statement is declared effective by the Commission ('Termination Date'), provided that the provisions of Section 8 hereof shall survive any termination of this Agreement.

     SECTION 10. MISCELLANEOUS.

     (a) GOVERNING LAW. This Agreement shall be governed by and construed under the internal substantive laws of the State of Delaware, without regard to its conflicts of laws principles

     (b) SUCCESSORS AND ASSIGNS. The provisions hereof shall inure to the benefit of, and be binding upon, the parties and their respective successors, assigns, heirs, executors and administrators. The rights and obligations of any Investor hereunder may be assigned by such Investor to any Person acquiring Registrable Securities from the Investor contemporaneously with such assignment, provided that the rights so assumed shall apply only to the Registrable Securities so acquired. The rights and obligations of the Company hereunder may not be assigned by it without the prior written consent of the Investors.

     (c) ENTIRE AGREEMENT. This Agreement and the Purchase Agreement constitute the full and entire understanding and agreement among the parties with regard to the subject matter hereof and thereof and no party shall be liable or bound to any other party in any manner by any representations, warranties, covenants or agreements except as specifically set forth herein or therein. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto and their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

     (d) SEPARABILITY. Any invalidity, illegality or limitation of the enforceability of any one or more of the provisions of this Agreement, or any part thereof, shall in no way affect or impair the validity, legality or enforceability of the other provisions of this Agreement. In case any provision of this Agreement shall be invalid, illegal or unenforceable, it shall, to the extent practicable, be modified so as to make it valid, legal and enforceable and to retain as nearly as practicable the intent of the parties, and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     (e) AMENDMENT AND WAIVER. Any provision of this Agreement may be amended and the observance of any provision of this Agreement may be waived (either generally or in a particular instance, either retroactively or prospectively, and either for a specified period of time or indefinitely), with the written consent of the Company and the Holders of not less than a majority of the Registrable Securities; provided, however, that no such amendment or waiver shall reduce the aforesaid percentage of Registrable Securities the Holders of which are required to consent to any waiver or supplemental agreement without the consent of the Holders of all outstanding Registrable Securities. Any amendment or waiver effected in accordance with this paragraph shall be binding upon the Company and each Holder under this Agreement. Upon the effectuation of each such amendment or waiver, the Company shall promptly give written notice thereof to the Holders who have not previously consented thereto in writing.

     (f) DELAYS OR OMISSIONS. No delay or omission to exercise any right, power or remedy accruing to any Holder, any subsequent Holder of any Registrable Securities or the Company upon any breach, default or noncompliance under this Agreement shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character on the Holders' or the Company's part of any breach, default or noncompliance under this Agreement or any waiver on the Holders' or the Company's part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing, and that all remedies afforded to the Holders and the Company under this Agreement shall be cumulative and not alternative.

     (g) NOTICES, ETC. All notices, demands and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, telex, telecopier, or air courier guaranteeing overnight delivery:

          (i) if to any Holder, initially at the address set forth below its name on the Holder's signature page to this Agreement, and thereafter at such other address, notice of which is given in accordance with this
     Section 8(g); and

          (ii) if to the Company, initially at 711 Van Ness Avenue, San Francisco, California 94102, Attention: President, and thereafter at such other address notice of which is given in accordance with this Section 8(g).

     All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being sent by certified mail, return receipt requested, if mailed; when answered back, if telexed; when receipt is acknowledged, if telecopied; and on the next Business Day if timely delivered to an air courier guaranteeing overnight delivery.

     (h) TITLES AND SUBTITLES. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

     (i) COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                      UCBH HOLDINGS, INC.

                             By: /s/ Tommy S. Wu
                                 ------------------------
                                 Name:    Tommy S. Wu
                                 Title:   President and Chief Executive Officer
                                 Address: 711 Van Ness Avenue
                                          San Francisco, California 94102

Investor Signature Page to the Common Stock Registration Rights Agreement

                                          ______________________________________
                                          Name of Investor

                                      By: ______________________________________
                                          Name:
                                          Title:
                                          Address:______________________________
                                          ______________________________________
                                          ______________________________________